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WORLDTALK COMMUNICATIONS CORPORATION                               EXHIBIT 10.1
1996 Directors' Stock Option Plan,
As adopted on February 7, 1996
and Amended Through October 18, 1996



                              WORLDTALK CORPORATION

                        1996 DIRECTORS STOCK OPTION PLAN

                           As Adopted February 7, 1996
                      and Amended through October 18, 1996


         1. PURPOSE. This 1996 Directors Stock Option Plan (this "PLAN") is established to provide equity incentives for members of the Board of Directors of Worldtalk Communications Corporation, dba Worldtalk Corporation (the "COMPANY"), who are described in Section 6.1 below, by granting such persons options to purchase shares of the Common Stock of the Company.

         2. ADOPTION AND STOCKHOLDER APPROVAL. After this Plan is adopted by the Board of Directors of the Company (the "BOARD"), this Plan will become effective on the time and date (the "EFFECTIVE DATE") on which the registration statement that has been or will be filed by the Company with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "SECURITIES ACT"), to register the Company's Common Stock in an initial public offering thereof, is declared effective by the SEC; provided, however, that if the Effective Date does not occur on or before December 31, 1996, this Plan will terminate as of December 31, 1996 having never become effective. This Plan shall be approved by the stockholders of the Company, consistent with applicable laws, prior to a date twelve (12) months after the date this Plan is adopted by the Board. Options may be granted under this Plan after the Effective Date provided that, in the event that stockholder approval is not obtained within the time period provided herein, this Plan, and all options granted hereunder (each an, "OPTION"), shall terminate. No Option that is issued as a result of any increase in the number of shares authorized to be issued under this Plan shall be exercised prior to the time such increase has been approved by the stockholders of the Company and all such Options granted pursuant to such increase shall similarly terminate if such stockholder approval is not obtained. So long as the Company is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, (the "EXCHANGE ACT") the Company will comply with the requirements of Rule 16b-3 with respect to stockholder approval.

         3. TYPES OF OPTIONS AND SHARES. Options granted under this Plan shall be nonqualified stock options ("NQSOS"). The shares of stock that may be purchased upon exercise of Options granted under this Plan (the "SHARES") are shares of the Common Stock of the Company.

         4. NUMBER OF SHARES. The maximum number of Shares that may be issued pursuant to Options granted under this Plan (the "MAXIMUM NUMBER") is 200,000 Shares (post 1-for-2 1996 reverse stock split), subject to adjustment as provided in this Plan. If any Option is terminated for any reason without being exercised in whole or in part, the Shares thereby released from such Option shall be available for purchase under other Options subsequently granted under this Plan. At all times during the term of this Plan, the Company shall reserve and keep available such number of Shares as shall be

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required to satisfy the requirements of outstanding Options granted under this
Plan; provided, however that if the aggregate number of Shares subject to outstanding Options granted under this Plan plus the aggregate number of Shares previously issued by the Company pursuant to the exercise of Options granted under this Plan equals or exceeds the Maximum Number of Shares, then notwithstanding anything herein to the contrary, no further Options may be granted under this Plan until the Maximum Number is increased or the aggregate number of Shares subject to outstanding Options granted under this Plan plus the aggregate number of Shares previously issued by the Company pursuant to the exercise of Options granted under this Plan is less than the Maximum Number.

         5. ADMINISTRATION. This Plan shall be administered by the Board or by a committee of not less than two members of the Board appointed to administer this Plan (the "COMMITTEE"). As used in this Plan, references to the Committee shall mean either such Committee or the Board if no Committee has been established to administer this Plan. The interpretation by the Committee of any of the provisions of this Plan or any Option granted under this Plan shall be final and binding upon the Company and all persons having an interest in any Option or any Shares purchased pursuant to an Option.

         6.     ELIGIBILITY AND AWARD FORMULA.

                  6.1 Eligibility. Options may be granted only to members of the Board who are not employees of, or consultants to, the Company or any Parent, Subsidiary or Affiliate of the Company, as those terms are defined in Section 17 below (each an "ELIGIBLE DIRECTOR").

                  6.2 Initial Grant. Each Eligible Director who is a member of the Board on the Effective Date and has not previously been granted an option under the Company's 1992 Stock Option Plan will automatically be granted an option for 15,000 Shares on the Effective Date. Each Eligible Director who after the Effective Date becomes a member of the Board will automatically be granted an Option for 15,000 Shares on the date such individual first becomes a member of the Board or on the date such individual returns as a Board member after a break in service, as applicable. Each grant provided for in this Section 6.2 shall be referred to herein as an "INITIAL GRANT" and each individual who holds one or more Options, whether Initial Grants or otherwise, shall be referred to herein as an "OPTIONEE."

                6.3 Succeeding Grants. Each Eligible Director will automatically be granted an Option for 5,000 Shares (a "SUCCEEDING GRANT") five (5) days after each annual meeting of the Company's stockholders beginning with the second such meeting following the Effective Date; provided that the Eligible Director is still a member of the Board on the date of grant and has served continuously as a member of the Board since:

                (a) the date of the Eligible Director's Initial Grant occurring at least one year prior to the date such Succeeding Grant is to be made (for those who received an Initial Grant under Section 6.2 above); or

                (b) the Effective Date (for those who were members of the Board on the Effective Date but were ineligible to receive an Initial Grant under Section 6.2 on the Effective Date due to the fact that they had previously been granted one or more options under the Company's 1992 Stock Option Plan).

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If there is no annual meeting of the Company's stockholders in any one calendar year after 1996, Succeeding Grants in that year shall occur, subject to the preceding sentence, on December 31 of that calendar year.

         7. TERMS AND CONDITIONS OF OPTIONS. Subject to the following and to
Section 6 above:

                  7.1 Form of Option Grant. Each Option granted under this Plan shall be evidenced by a written Stock Option Grant ("GRANT") in such form (which need not be the same for each Optionee) as the Committee shall from time to time approve, which Grant shall comply with and be subject to the terms and conditions of this Plan.

                  7.2 Vesting. Options granted under this Plan shall be exercisable as they vest. The date an Optionee receives an Initial Grant or a Succeeding Grant is referred to in this Plan as the "START DATE" for such Option. Subject to the terms and conditions of the Plan and the Grant, each such Option shall vest as to twenty-five percent (25%) of the Shares subject thereto on the fifth (5th) day after each annual stockholders meeting of the Company to be held in each of the four (4) calendar years after the Start Date, but as to each such vesting period, only so long as the Optionee continuously remains a member of the Board through the date of vesting. However, if there is no annual stockholders' meeting in any calendar year after the Start Date for any Option, the annual vesting date for that Option and for that year shall be December 31 of such calendar year.

                  7.3 Exercise Price. The exercise price of an Option shall be the Fair Market Value (as defined in Section 17.4) of the Shares, at the time that the Option is granted.

                  7.4 Termination of Option. Except as provided below in this Section, each Option shall expire ten (10) years after its Start Date (the "EXPIRATION DATE"). The Option shall cease to vest if the Optionee ceases to be a member of the Board. The date on which the Optionee ceases to be a member of the Board shall be referred to as the "TERMINATION DATE." An Option may be exercised after the Termination Date only as set forth below:

                           7.4.1 Termination Generally. If the Optionee ceases
to be a member of the Board for any reason except death or disability, then each Option then held by such Optionee, to the extent (and only to the extent) that it would have been exercisable by the Optionee on the Termination Date, may be exercised by the Optionee within seven (7) months after the Termination Date, but in no event later than the Expiration Date.

                           7.4.2 Death or Disability. If the Optionee ceases to
be a member of the Board because of the death of the Optionee or the disability of the Optionee within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "CODE"), then each Option then held by such Optionee, to the extent (and only to the extent) that it would have been exercisable by the Optionee on the Termination Date, may be exercised by the Optionee (or the Optionee's legal representative) within twelve (12) months after the Termination Date, but in no event later than the Expiration Date.

         8.     EXERCISE OF OPTIONS.

                8.1 Notice. Options may be exercised only by delivery to the Company of an exercise agreement in a form approved by the Committee stating the number of Shares being purchased, the restrictions imposed on the Shares and such representations and agreements regarding the Optionee's investment intent and access to information as may

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be required by the Company to comply with applicable securities laws, together with payment in full of the exercise price for the number of Shares being purchased.

                  8.2 Payment. Payment for the Shares purchased upon exercise of an Option may be made (a) in cash or by check; (b) by surrender of shares of Common Stock of the Company that have been owned by the Optionee for more than six (6) months (and which have been paid for within the meaning of SEC Rule 144 and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares) or were obtained by the Optionee in the open public market, having a Fair Market Value equal to the exercise price of the Option; (c) by waiver of compensation due or accrued to the Optionee for services rendered; (d) provided that a public market for the Company's stock exists, through a "same day sale" commitment from the Optionee and a broker-dealer that is a member of the National Association of Secu rities Dealers (an "NASD DEALER") whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; (e) provided that a public market for the Company's stock exists, through a "margin" commitment from the Optionee and a NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; (f) if approved by the Board at any time, by tender of a full recourse promissory note having such terms as may be approved by the Committee and bearing interest at a rate sufficient to avoid imputation of income under Sections 483 and 1274 of the Code and secured by a pledge agreement in form approved by the Committee under which the Shares shall serve as collateral; provided, however, that the portion of the Exercise Price equal to the par value of the Shares purchased must be paid in cash; or (g) by any combination of the foregoing.

                  8.3 Withholding Taxes. Prior to issuance of the Shares upon exercise of an Option, the Optionee shall pay or make adequate provision for any federal or state withholding obligations of the Company, if applicable.

                  8.4 Limitations on Exercise. Notwithstanding the exercise periods set forth in the Grant, exercise of an Option shall always be subject to the following limitations:

                           8.4.1 Stockholder Approval. An Option shall not be
exercisable until such time as this Plan (or, in the case of Options granted pursuant to an amendment increasing the number of shares that may be issued pursuant to this Plan, such amendment) has been approved by the stockholders of the Company in accordance with Section 15 hereof.

                           8.4.2 Compliance with Laws. An Option shall not be
exercisable unless such exercise is in compliance with the Securities Act and all applicable state securities laws, as they are in effect on the date of exercise.

                           8.4.3 Minimum Exercise. The Committee may specify a
reasonable minimum number of Shares that may be purchased upon any exercise of an Option, provided that such minimum number will not prevent the Optionee from exercising the full number of Shares as to which the Option is then exercisable.

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         9. NONTRANSFERABILITY OF OPTIONS. During the lifetime of the Optionee, an Option shall be exercisable only by the Optionee or by the Optionee's guardian or legal representative, unless otherwise permitted by the Committee. No Option may be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution.

         10. PRIVILEGES OF STOCK OWNERSHIP. No Optionee shall have any of the rights of a stockholder with respect to any Shares subject to an Option until the Option has been validly exercised. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date of exercise, except as provided in this Plan. The Company shall provide to each Optionee a copy of the annual financial statements of the Company, at such time after the close of each fiscal year of the Company as they are released by the Company to its stockholders.

         11. ADJUSTMENT OF OPTION SHARES. In the event that the number of outstanding shares of Common Stock of the Company is changed by a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the Company without consideration, the number of Shares available under this Plan and the number of Shares subject to outstanding Options and the exercise price per share of such outstanding Options shall be proportionately adjusted, subject to any required action by the Board or stockholders of the Company and compliance with applicable securities laws; provided, however, that no fractional shares shall be issued upon exercise of any Option and any resulting fractions of a Share shall be rounded up to the nearest whole Share.

         12. NO OBLIGATION TO CONTINUE AS DIRECTOR. Nothing in this Plan or any Option granted under this Plan shall confer on any Optionee any right to continue as a director of the Company.

         13. COMPLIANCE WITH LAWS. The grant of Options and the issuance of Shares upon exercise of any Options shall be subject to and conditioned upon compliance with all applicable requirements of law, including without limitation compliance with the Securities Act, compliance with all other applicable state securities laws and compliance with the requirements of any stock exchange or national market system on which the Shares may be listed. The Company shall be under no obligation to register the Shares with the SEC or to effect compliance with the registration or qualification requirement of any state securities laws, stock exchange or national market system.

         14. CORPORATE TRANSACTIONS.

                  14.1 Assumption or Replacement of Options by Successor. In the event of:

                      (a) a dissolution or liquidation of the Company;

                      (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Options granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all Optionees);

                      (c) a merger in which the Company is the surviving corporation but after which the stockholders of the Company (other than any stockholder which merges (or which owns or controls another corporation which merges) with the



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         Company in such merger) cease to own at least 90% of the issued and outstanding capital stock or other equity interests in the Company;

                      (d) the sale of all or substantially all of the assets of the Company; or

                      (e) any other transaction which qualifies as a "corporate transaction" under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company from or by the stockholders of the Company), then, subject to Section 14.3 below, any or all outstanding Options may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on all Optionees. In the alternative and subject to Section 14.3 below, the successor corporation may substitute equivalent Options or provide substantially similar consideration to Optionees as was provided to stockholders (after taking into account the existing provisions of the Options). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Optionee, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Optionee.

                  14.2 Termination of Options. In the event of a transaction described in clauses (a) through (e) of Section 14.1 and provided that the successor corporation (if any) does not assume or substitute all outstanding Options as provided above, such Options will expire on (and if the Company has reserved to itself a right to repurchase shares issued upon exercise of Options at the original purchase price of such shares, such right shall terminate upon) such event at such time and on such conditions as the Board shall determine upon twenty (20) days advance written notice to Optionees holding outstanding Options.

                  14.3 Acceleration of Vesting. In the event of a merger described in either clause (b) or (c) of Section 14.1 above, the sale of all or substantially all of the assets of the Company as a going concern in a single transaction or series of related transactions or the sale or transfer of a majority of the outstanding shares of the Company by the stockholders of the Company in a single transaction or a series of related transactions other than market transactions to unrelated purchasers (an "ACQUISITION") and:

                           (a) if the successor corporation, if any (the "SUCCESSOR"), does not assume or substitute Options as provided above in Section 14.1, then each outstanding Option granted on or after October 18, 1996 that is not totally "Vested" (as defined in the Option or Exercise Agreement) shall immediately accelerate and become exercisable as to the number of shares that is equal to (i) the number of shares then "Vested" at the closing of the Acquisition, plus (ii) the number of shares that would have "Vested" had the Option been held for the year after such closing. Options granted before October 18, 1996 will accelerate and become exercisable in full. Such acceleration shall be under the terms described by the Board in the notice described in the last sentence of Section 14.2; or

                           (b) if the Successor assumes or substitutes Options as provided above in Section 14.1, but any Optionee's status as a director with the Successor or any Parent, Subsidiary of Affiliate of the Successor (as the definitions for such terms shall be revised to substitute the Successor for the Company) is terminated by the Successor, such Parent, Subsidiary or Affiliate without "cause" within one year after the Acquisition, then the outstanding Options held by the terminated director, as so substituted or assumed, and granted on or after October 18, 1996, shall provide that they will likewise immediately accelerate and become exercisable on the date of such termination such that they are exercisable for (i) the number of shares then "Vested"

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         at the date of such termination, plus (ii) the number of shares that would have "Vested" had the Option been held for the year after such termination. Options granted before October 18, 1996 will accelerate vesting and become exercisable in full upon such termination. For purposes hereof "cause" for termination of any Optionee's status as a director will exist at any time after the happening of one or more of the following events: (i) Optionee's conviction of a felony involving moral turpitude; (ii) any willful act or acts of dishonesty undertaken by the Optionee and intended to result in substantial gain or personal enrichment of Optionee, directly or indirectly, at the expense of the Successor, such Parent, Subsidiary or Affiliate; (iii) any willful act or misconduct which is materially and demonstrably injurious to the Successor, such Parent, Subsidiary or Affiliate; (iv) substantial and repeated neglect of Optionee's responsibility, or malfeasance thereof, that remains uncured after thirty (30) days written notice of such neglect; or (v) the death or disability (within the meaning of Section 22(e)(3) of the Code) of the Optionee.

                  14.4 Other Treatment of Options. Subject to any greater rights granted to Optionees under the foregoing provisions of this Section 14, in the event of the occurrence of any transaction described in Section 14.1, any outstanding Options will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, sale of assets or other "corporate transaction."

         15. AMENDMENT OR TERMINATION OF PLAN. The Committee may at any time terminate or amend this Plan (but may not terminate or amend the terms of any outstanding option without the consent of the Optionee); provided, however, that the Committee shall not, without the approval of the stockholders of the Company, increase the total number of Shares available under this Plan (except by operation of the provisions of Sections 4 and 11 above) or change the class of persons eligible to receive Options. Further, the provisions in Sections 6 and 7 of this Plan shall not be amended more than once every six (6) months, other than to comport with changes in the Code, the Employee Retirement Income Security Act or the rules thereunder. In any case, no amendment of this Plan may adversely affect any then outstanding Options or any unexercised portions thereof without the written consent of the Optionee.

         16. TERM OF PLAN. Options may be granted pursuant to this Plan from time to time within a period of ten (10) years from the date this Plan is adopted by the Board.

         17. CERTAIN DEFINITIONS. As used in this Plan, the following terms shall have the following meanings:

                17.1 "PARENT" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                17.2 "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                17.3 "AFFILIATE" means any corporation that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation, where "control" (including the terms "controlled by" and "under

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common control with") means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the own ership of voting securities, by contract or otherwise.

                17.4 "FAIR MARKET VALUE" shall mean, as of any date, the value of a share of the Company's Common Stock determined by the Board in its sole discretion, exercised in good faith; provided, however, that where there is a public market for the Common Stock, the Fair Market Value per share shall be the average of the closing bid and asked prices of the Common Stock on the last trading day prior to the date of determination as reported in The Wall Street Journal (or, if not so reported, as otherwise reported by the Nasdaq Stock Market) or, in the event the Common Stock is listed on a stock exchange or on the Nasdaq National Market, the Fair Market Value per share shall be the closing price on the exchange or on the Nasdaq National Market on the last trading date prior to the date of determination as reported in The Wall Street Journal; provided, however, that notwithstanding the foregoing, with respect to the Initial Grants that are granted on the Effective Date, the "FAIR MARKET VALUE" shall mean the price per share at which shares of the Company's Common Stock are initially offered for sale to the public by the Company's underwriters in the initial public offering of the Company's Common Stock pursuant to a registration statement filed with the SEC under the Securities Act.

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